UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 10, 2008

ProUroCare Medical Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5500 Wayzata Blvd., Suite 310, Golden Valley, MN		55416
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	952-476-9093

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into Material Definitive Agreements

Amendment of Profile, LLC Promissory Note

On September 10, 2008, ProUroCare Medical Inc. (the “Company”) amended its $150,000 Promissory Note with Profile, LLC (“Profile”), dated April 3, 2008.  Under the terms of the amendment, the maturity date of the promissory note was extended from August 29, 2008 until September 25, 2008.  In addition, a 45-day cure period before Profile could enforce its right to have the Assets returned in the event of default was eliminated.

Amendment of Promissory Notes

On September 12, 2008, the Company amended three promissory notes issued in favor of James Davis, William Reiling and the Phillips W. Smith Family Trust, each 5% shareholders of the Company.  Under the terms of the amendments, the maturity date of each $37,500 note was changed from September 1, 2008 to the earlier of the seven days after the date the Company closes on an underwritten public offering of equity securities or December 31, 2008.  In addition, each note holder was given the option of converting the principal and interest into shares of the Company’s common stock at price equal to 70% of the price of the securities sold in that underwritten public offering, in lieu of cash

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

10.1           Amendment Number 1 to $150,000 Promissory Note Issued by ProUroCare Medical Inc. in favor of Profile L.L.C., dated April 3, 2008.

10.2           Form of Amendment Number 1 to $37,500 Promissory Notes dated April 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

September 16, 2008	By:	/s/ Richard C. Carlson
Richard C. Carlson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Number 1 to $150,000 Promissory Note Issued by ProUroCare Medical Inc. in favor of Profile L.L.C., dated April 3, 2008.

10.2	Form of Amendment Number 1 to $37,500 Promissory Notes dated April 3, 2008.